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                                                                      EXHIBIT 42


                       To All Safety-Kleen Shareholders

                                     CASH
                                      IS
                                     KING


                       SK Parent Corp. has confirmed the
                       necessary financing is in place.

            We need a two-thirds vote of Safety-Kleen shareholders
                 to approve the $27 Per Share all cash merger
                     at the February 25th special meeting.

                         If the Merger is not approved
                  by two-thirds of Safety-Kleen shareholders
                  THERE ARE NO ASSURANCES WHAT VALUE YOU WILL
                         RECEIVE FOR YOUR INVESTMENT.


                       VOTE THE GOLD-STRIPED PROXY CARD
                        FOR THE SK PARENT CORP. MERGER


                              SAFETY-KLEEN CORP.



 If you have any questions or need additional information, please contact our proxy solicitor:

                                 CHASE MELLON

                            Toll-Free (888)224-2734